UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 7, 2026

ECOLAB INC.

(Exact name of registrant as specified in its charter)

Delaware	1-9328	41-0231510
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1 Ecolab Place, Saint Paul, Minnesota 55102
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code 1-800-232-6522

(Not applicable)

(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value	ECL	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ◻

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 7, 2026, the Board of Directors (the “Board”) of Ecolab Inc. (the “Company”) elected Bryce L. Mewhorter to the position of Senior Vice President and Corporate Controller, including to serve as the Company’s principal accounting officer, effective on the first day after the Company files its Quarterly Report on Form 10-Q for the second quarter of 2026. Jennifer J. Bradway will continue to serve in her current role as Senior Vice President and Corporate Controller until the effectiveness of Mr. Mewhorter’s election. Ms. Bradway will then assume a different position at the Company.

Mr. Mewhorter, age 51, currently serves as Senior Vice President of Finance Global Water, a position he has held since 2019. He joined the Company in 1998 and held positions of increasing responsibility in Institutional and Corporate Planning and Analysis before assuming finance leadership positions as Controller Food Safety Specialties, Controller Global QSR, Vice President of Finance North America Institutional, Senior Vice President of Finance Global Institutional and Senior Vice President of Finance Global Water.

Mr. Mewhorter will participate in the Company’s regular compensation arrangements for executive officers. Additional information about the Company’s executive compensation program can be found in the proxy statement (the “Proxy Statement”) for the Company’s 2026 Annual Meeting of Stockholders (the “Annual Meeting”).

There are no transactions between each of Mr. Mewhorter (and his immediate family) and the Company that require disclosure in accordance with Item 404(a) of Regulation S-K.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Annual Meeting was held on May 7, 2026.

At the close of business on March 10, 2026, the record date for the Annual Meeting, the Company had 282,423,768 shares of common stock issued and outstanding. At the Annual Meeting, 254,343,064 of the issued and outstanding shares of the Company’s common stock were represented in person or by proxy, which constituted a majority of the issued and outstanding shares on the record date for the Annual Meeting.

The first proposal voted on was the election of 13 directors for a one-year term ending at the annual meeting in 2027 and until the election and qualification of their respective successors. The 13 persons nominated by the Board received the following votes and were elected:

	FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
Judson B. Althoff	235,680,180	3,084,863	218,537	15,359,484
Shari L. Ballard	235,299,816	3,470,767	212,997	15,359,484
Christophe Beck	221,262,142	15,778,937	1,942,501	15,359,484
Michel D. Doukeris	211,201,442	27,568,414	213,724	15,359,484
Eric M. Green	228,652,042	10,120,865	210,673	15,359,484
Marion K. Gross	234,664,882	4,087,724	230,974	15,359,484
Michael Larson	233,238,427	5,526,931	218,222	15,359,484
David W. MacLennan	225,416,702	12,901,534	665,344	15,359,484
Tracy B. McKibben	229,592,384	9,185,382	205,814	15,359,484
Lionel L. Nowell III	232,823,189	5,877,682	282,709	15,359,484

Suzanne M. Vautrinot	232,689,313	6,088,220	206,047	15,359,484
Julie P. Whalen	238,367,155	403,800	212,625	15,359,484
John J. Zillmer	188,749,720	50,009,354	224,506	15,359,484

The second proposal voted on was the approval, on an advisory basis, of the compensation of the Company’s named executive officers disclosed in the Proxy Statement. The proposal received the following votes and was approved:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
223,498,878	14,270,233	1,214,469	15,359,484

The third proposal voted on was the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2026. The proposal received the following votes and was approved:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
229,960,386	24,171,653	211,025	0

The fourth proposal voted on was a stockholder proposal regarding an independent board chair policy. The proposal received the following votes and was not approved:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
61,882,139	176,312,123	789,318	15,359,484

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECOLAB INC.

Date: May 11, 2026	By:	/s/ Youhao Dong
Youhao Dong
Assistant Secretary

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